POWER OF ATTORNEY

I, the undersigned trustee or officer of the closed-end investment company listed on Annex A for which Amundi Pioneer Asset Management, Inc. or one of its affiliates acts as investment adviser (each, a Trust and collectively, the Trusts), hereby constitute and appoint John M. Malone, Christopher J. Kelley, and Thomas Reyes and each of them acting singly, to be my true, sufficient and lawful attorneys, with full power to each of them to sign for me, in my name, (i) any filings on Form 3, Form 4 and F01m 5 with respect to each Trust pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and (ii) any and all amendments to such filings, and to do generally all such things in my name and on my behalf to enable each Trust to comply with the Securities Exchange Act of 1934, as amended, and related rules and regulations of the Securities and Exchange Commission, hereby ratifying and confirming my signature as it may be signed by said attorneys, or each of them,to any such filings.

IN WITNESS WHEREOF, I have hereunder set my hand as of this 17th day of September, 2019.


David R. Bock				Thomas J. Perna

John E. Baumgardner Jr.			Marguerite A. Piret

Diane Durnin				Lorraine H. Monchak

Benjamin M. Friedman			Fred J. Ricciardi

Margaret B.W. Graham			Kenneth J. Taubes



POWER OF ATTORNEY
ANNEX A


Pioneer Securitized Income Fund